UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

 CATAMARAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52073

Yukon Territory, Canada	75-2578509
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)

(800) 282-3232
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2013, at an annual and special meeting of shareholders of Catamarn Corporation (the “Company”), Peter J. Bensen, Steven D. Cosler, William J. Davis, Steven B. Epstein, Betsy Holden, Karen Katen, Harry M. Kraemer, Anthony R. Masso, and Mark A. Thierer were elected to serve as directors of the Company until the close of the next annual meeting or until their successors are elected or appointed. Additionally, the shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 and approved, on an advisory basis, the compensation of the Company's named executive officers.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders of the Company.

1. Election of directors to terms expiring at the 2013 Annual and Special Meeting of Shareholders:

Nominee	Votes For	Votes Withheld
Peter J. Bensen	103,645,760	1,524,697
Steven D. Cosler	104,282,132	888,325
William J. Davis	105,039,933	130,524
Steven B. Epstein	101,939,061	3,231,396
Betsy Holden	104,931,658	238,799
Karen Katen	103,683,767	1,486,690
Harry M. Kraemer	105,008,368	162,089
Anthony R. Masso	103,676,260	1,494,197
Mark A. Thierer	101,871,377	3,299,080

2. Advisory vote to approve named executive officer compensation:

Votes For	Votes Against	Abstain
98,586,657	6,123,832	459,970

3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013 and to authorize the board of directors to fix the auditor's remuneration and terms of engagement:

Votes For	Votes Withheld
110,203,538	363,596

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Catamaran Corporation
May 17, 2013	By:	/s/ Jeffrey Park
Jeffrey Park
Chief Financial Officer and Executive Vice President Finance (Principal Financial and Accounting Officer)